Exhibit 16.2
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                            WATSON DAUPHINEE & MASUCH
                              Chartered Accountants



January 21, 2003


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C.
20549
USA

Re:  Global Golf Holdings, Inc.
(formerly known as forestindustry.com, Inc.)

Dear Sir or Madam:

We would like to inform you that we have read the disclosures provided by Global Golf Holdings, Inc. in its filing of Form 8-K dated January 20, 2003 and that there are no disagreements regarding the statements made under Item 4 - Changes in Registrant's Certifying Accountant, except that we are not in a position to agree or disagree with Global Golf Holdings, Inc.'s statement that they have engaged Grant Thornton LLP as independent accountants and that such engagement was ratified by the Board of Directors.

Sincerely


s/Watson Dauphinee & Masuch

Chartered Accountants

Vancouver, B.C., Danada


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